Exhibit 10.6

$190,000 PROMISSORY NOTE

$190,000	Philadelphia, Pennsylvania

 December 24, 2009

FOR VALUE RECEIVED, the undersigned COVENANT GROUP HOLDINGS INC., a corporation incorporated under the laws of the State of Delaware and its principal place of business at 137 North 11th Street, Philadelphia, Pennsylvania 19107, USA ("Maker"), hereby promises to pay to the order of GARY SIDHU ("Payee"), in immediately available funds by cashiers check or wire transfer to Payee as Payee may designate the principal sum of One-Hundred Ninety Thousand Dollars ($190,000), payable as set forth below.

The entire principal balance will be payable in full ninety days from the date of this note (the "Note").  No interest is due on payment of such principal.

This Note may be prepaid at any time, in whole or in part, without interest, penalty or premium of any kind.

If any payment of principal on this Note shall become due on a day which is a Saturday, Sunday or holiday, such payment shall be made on the next succeeding business day.

Maker hereby waives presentment for payment, demand, notice of nonpayment or dishonor, protest and notice of protest.

No delay or omission on the part of Payee or any holder hereof in exercising its rights under this Note, or course of conduct relating thereto, shall operate as a waiver of such rights or any other right of Payee or any holder hereof, nor shall any waiver by Payee or any holder hereof of any such right or rights on any one occasion be deemed a bar to, or waiver of, the same right or rights on any future occasion.

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Maker shall pay Payee on demand any reasonable out-of-pocket expenses (including reasonable legal fees) arising out of or in connection with any action or proceeding (including any action or proceeding arising in or related to any insolvency, bankruptcy or reorganization involving or affecting Maker) taken to protect, enforce, determine or assert any right or remedy under this Note.

This Note shall bind Maker and the heirs and assigns of Maker, and the benefits hereof shall inure to the benefit of Payee and the heirs and assigns of Payee.  All references herein to "Maker" shall be deemed to apply to Maker and its heirs and assigns, and all references herein to "Payee" shall be deemed to apply to Payee and his heirs and assigns.

This Note and the rights and obligations of the parties hereto shall for all purposes be governed by and construed and enforced in accordance with the substantive law of the Commonwealth of Pennsylvania without giving effect to principles of conflict of laws.

IN WITNESS WHEREOF, Maker, intending to be legally bound, has executed this Note as of the date and year first above written with the intention that this Note shall constitute a sealed instrument.

COVENANT GROUP HOLDINGS INC.

By /s/ Kenneth Wong

          Kenneth Wong, its President

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